EXHIBIT 10.1
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           PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
              (Michael's Aurora Plaza; Aurora, Colorado)

     THIS AGREEMENT is made and entered into as of the _______ day of August, 1997 (the "Effective Date"), by and between CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIII, an Illinois limited partnership (hereinafter called "Seller"), and GDA REAL ESTATE SERVICES, INC., a Colorado corporation (hereinafter called "Buyer").

                            R E C I T A L S
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     A.    Seller is the owner of that certain real property located at the northwest corner of Chambers Road and Mississippi Avenue, in Aurora, Colorado, consisting primarily of a shopping center sometimes known as "Michael's Aurora Plaza" (the "Premises").

     B. Buyer desires to purchase, and Seller desires to sell, such Premises on the terms and conditions hereinafter documented.

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

     1. Purchase and Sale. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the land (the "Land") described in Exhibit "A" attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all improvements, structures, easements and rights of way, supplies, fixtures, water and water rights, coal, oil, gas and other minerals located upon, or appurtenant to, the Land, all right, title and interest of Seller in and to those items of personal property described in Exhibit "B" attached hereto and made a part hereof, all right, title and interest of Seller in and to the name "Michael's Aurora Plaza", to the extent assignable, all right, title and interest of Seller in and to all leases, contract rights, agreements, tenant lists, advertising material and telephone exchange numbers, and all right, title and interest of Seller in any public streets, roads, highways and alleys adjacent to the Property (hereinafter, collectively, the "Property"), all upon the terms, covenants and conditions hereinafter set forth.

     2. Purchase Price. The purchase price (the "Purchase Price") for the Property shall be the sum of $7,150,000.

     3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:

     A. Escrow Deposit. Concurrently herewith, Buyer shall deliver $100,000 (the "Initial Escrow Deposit") to Chicago Title Insurance Company, at its offices at 1875 Lawrence Street, Suite 1200, Denver, Colorado 80202 , Attention: Mej Ellsworth (which company, in its capacity as escrow holder hereunder, is called "Escrow Holder"). In addition, if Buyer shall deliver the "Approval Notice" prior to the expiration of the "Due Diligence Period", as provided (and defined) in paragraph 4B hereof, Buyer shall concurrently therewith deliver an additional deposit of $150,000 (the "Additional Escrow Deposit") to Escrow Holder. Each deposit to be made hereunder shall be made by Buyer delivering the applicable amount to Escrow Holder by wire transfer of immediately available federal funds or by check evidencing good funds and the amounts so deposited shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. As used herein, the term "Escrow Deposit" shall mean the Initial Escrow Deposit and, from and after the deposit thereof, the Additional Escrow Deposit, together with all interest earned on such deposits while the same are held by Escrow Holder hereunder.

The amounts deposited hereunder shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times that the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("Approved Investments"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Seller, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

     B. Closing Payment. The balance of the Purchase Price, as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid in cash on the Closing Date (the amount to be paid under this subparagraph B being herein called the "Closing Payment").

     4.    Conditions Precedent.

     A.    Title Matters.

     (1) Title Commitment. Seller has ordered (and upon receipt shall deliver to Buyer ) an update of that certain commitment for title insurance dated April 17, 1997 under No. ABC568975 (NBU File No. 970954) ("Title Commitment") covering the Property from Chicago Title Insurance Company (which company, in its capacity as title insurer hereunder, is herein called the "Title Company"), together with copies of all exceptions to title referenced thereto. In addition, Seller has delivered to Buyer a survey of the Property dated May 21, 1997, prepared by Frasier & Halbe Engineering Company, which survey shall be certified to Buyer and Title Company ("Survey"). If Buyer shall fail to deliver written notice ("Title Objection Notice") setting forth those title and survey matters to which Buyer objects on or before the date which is fifteen (15) days after its receipt of the Title Commitment and the Survey (the "Title Review Period"), Buyer shall be deemed to have approved the exceptions to title shown on the Preliminary Title Report and the matters disclosed on the Survey. Within seven (7) days after Seller's receipt of Buyer's Title Objection Notice, Seller shall inform Buyer whether the Seller shall, prior to the expiration of the Due Diligence Period, cure those title and survey matters contained in Buyer's Title Objection Notice (it being acknowledged by Buyer that Seller shall not be obligated to expend any monies or execute any affidavits or certificates in order to cure any of said title and survey matters). Approval by Buyer of any additional exceptions to title or survey matters disclosed after the end of the Title Review Period shall be a condition precedent to Buyer's obligation to purchase the Property (Buyer hereby agreeing that such approval shall not be unreasonably withheld). Unless Buyer gives written notice that it disapproves any such additional exceptions to title or survey matters, stating the exceptions so disapproved, on or before the sooner to occur of 5 business days after receipt of written notice thereof or the Closing Date, Buyer shall be deemed to have approved said exceptions or survey matters. If for any reason, on or before the Closing Date Seller does not cause such exceptions to title or survey matters which Buyer disapproves (to the extent Buyer is permitted hereunder to so disapprove) to be removed at no cost or expense to Buyer (Seller having the right but not the obligation to do so), the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate (and Seller and Buyer shall have no further obligations in connection herewith). Buyer shall have the option to waive the condition precedent set forth in this paragraph 4A(1) by notice to Seller. In the event of such waiver, such condition shall be deemed satisfied. All matters set forth on the Preliminary Title Report which are not timely objected to by Buyer, are herein called the "Permitted Exceptions". The term "Permitted Exceptions" shall additionally include
(i) any title matters objected to by Buyer, which objections are subsequently waived in writing by Buyer, and (ii) any title matters objected to by Buyer, which objections are cured to Buyer's satisfaction.

     (2) Exceptions to Title. Buyer shall be obligated to accept title to the Property, subject to the following exceptions to title:

     (a)   Real estate taxes and assessments not yet due and payable;

     (b)   The Permitted Exceptions.
Conclusive evidence of the availability of such title shall be the willingness of Title Company to issue to Buyer on the Closing Date a standard form ALTA owner's title insurance policy ("Owner's Policy"), in the face amount of the Purchase Price, which policy shall (i) show title to the Property to be vested of record in Buyer, and (ii) show the Permitted Exceptions to be the only exceptions to title.

     B. Due Diligence Reviews. Buyer shall have until 5:00 p.m. (Central time) on the date that is thirty (30) days after the Effective Date of this Agreement (the "Due Diligence Period") within which to complete all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property (other than the title and survey reviews contemplated in paragraph A above), including all leases, service contracts, and all physical, environmental and compliance matters and conditions respecting the Property. During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property upon reasonable advance notice. Buyer shall promptly commence, and shall diligently and in good faith pursue, its due diligence review hereunder. Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as to not interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such damage, loss, cost or expense (the foregoing obligation surviving any termination of this Agreement). In no event shall Buyer (a) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) without Seller's prior written consent (and shall in all events promptly return the Property to its prior condition and repair thereafter); (b) unless Seller or Seller's representative is present, contact any tenant of the Property without Seller's express written consent; or (c) contact any governmental authority having jurisdiction over the Property without Seller's express written consent (which consent will not be unreasonably withheld). So long as Seller makes any such representative reasonably available (which Seller agrees to do during normal business hours provided Buyer has given Seller at least twenty-four (24) hours notice thereof), Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. At the request of Seller, Buyer shall promptly deliver to Seller true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party (provided, however, that the delivery thereof shall be without representation or warranty) and in the event of termination hereunder, shall return all documents and other materials furnished to or on behalf of Buyer by Seller hereunder. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations confidential; provided, however, that Buyer shall be entitled to disclose such information to Buyer's attorneys, accountants, consultants and prospective debt and equity financing sources who reasonably need to be informed in connection with Buyer's determinations hereunder (and who shall, in turn, be required to keep such information confidential). If, on or before the expiration of the Due Diligence Period, Buyer shall determine that it intends to proceed with the acquisition of the Property, then Buyer shall promptly notify Seller and Escrow Holder of such determination in writing (such notice being herein called the "Approval Notice"), and concurrently therewith deliver the Additional Escrow Deposit as provided in paragraph 3A hereof, and thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 4B. If, however, on or before the expiration of the Due Diligence Period, (i) Buyer shall determine that it no longer intends to acquire the Property (in which case Buyer shall promptly notify Seller regarding such determination), or (ii) if Buyer shall fail to deliver the Approval Notice and the Additional Escrow Deposit on or before the expiration of the Due Diligence Period pursuant to this Agreement (in which case Buyer shall be deemed to have determined that it no longer intends to acquire the Property), this Agreement, and the obligations of the parties, shall terminate and the Escrow Deposit shall be returned to Buyer.

     C. Estoppel Certificates. Receipt of estoppel certificates dated not more than 30 days prior to the Closing Date from (i) tenants listed on Exhibit "C-1" attached hereto and made a part hereof (the "Required Tenants"), and (ii) from a sufficient number of the balance of the tenants at the Property so that estoppel certificates shall be received under clauses (i) and (ii) hereof with respect to not less than 85% of the gross leasable area, in the aggregate, covered by leases at the Property in effect as of the date hereof, is a condition precedent to Buyer's obligation to purchase the Property hereunder. The estoppel certificates to be obtained from each tenant shall be substantially in the form of Exhibit "C-2" attached hereto and made a part hereof; provided, however,
(i) with respect to any major national tenant, the applicable estoppel certificate may be in the standard form otherwise required by such entity so long as the information therein does not then materially conflict with the List of Leases, and (ii) if the applicable tenant lease limits the information required to be certified by the tenant, then an estoppel certificate setting forth only such required information shall be deemed acceptable so long as the information therein does not then materially conflict with the List of Leases. Seller's sole obligation hereunder shall be to utilize reasonable efforts to obtain such estoppel certificates (such reasonable efforts obligation not including any obligation to institute legal proceedings or to expend any monies therefor, other than for minor administrative charges incurred by Seller). Buyer shall have the option to waive the condition precedent set forth herein by notice to Seller (whereupon such condition will be deemed satisfied). In the event that prior to the Closing Date such condition is not satisfied (or waived as aforesaid), the obligations of Seller to sell, and Buyer to purchase, the Property hereunder shall terminate, and the Escrow Deposit shall be returned to Buyer. In addition, Seller shall deliver, and it shall be a condition precedent to Buyer's obligation to close hereunder that, as of the Closing Date, Buyer shall have received an estoppel certificate addressed to Buyer from Seller with respect to those tenants which fail to deliver tenant estoppel certificates ("Seller's Estoppel Certificates") certifying or noting any exceptions to the following: that the applicable lease is in full force and effect, that a true and complete copy of the applicable lease is attached to the applicable Seller's Estoppel Certificate; that neither the tenant nor the landlord under the applicable lease is in default thereunder; that the Seller's Estoppel Certificate states the present amount of annual base rent being paid by the tenant under the applicable lease and the commencement and termination dates under the applicable lease; that no prepayments of rentals due under the applicable lease have been made more than one (1) month in advance; that all items required to have been constructed or installed by landlord under the applicable lease have been completed in accordance with any applicable plans and specifications and within the time periods set forth in the applicable lease; that, to Seller's knowledge, the applicable tenant has not assigned, sublet or transferred its interest in the applicable lease or the premises covered thereunder; and that, to Seller's knowledge, the applicable tenant has no defense or offset against the landlord under the applicable lease; provided, however, that in no event shall Seller be obligated to deliver Seller's Estoppel Certificates (x) with respect to leases covering more than 20% of the gross leasable area, in the aggregate, as of the date hereof, or (y) with respect to Michael's of Aurora lease. A Seller's Estoppel Certificate shall be of no further force and effect as to any tenant which delivers an Tenant Estoppel Certificate subsequent to Seller's delivery of the Seller's Estoppel Certificates to Buyer, provided such Tenant Estoppel Certificate is consistent in all material respects with the information with respect to such tenant contained in the applicable Seller's Estoppel Certificate previously delivered to Buyer and the "List of Leases" (as hereinafter defined). Notwithstanding the foregoing, in the event that Buyer's lender requires additional estoppel certificates and/or subordination agreements, Seller will reasonably cooperate with Buyer and reasonably attempt to secure the same from the tenants at the Property; provided, however, that such reasonable efforts obligation does not include any obligation to institute legal proceedings or to expend any monies therefor; and provided further, however, that receipt by Buyer or its lender of such additional estoppel certificates and/or subordination agreements shall in no event be a condition precedent to Buyer's obligation to close the transactions contemplated hereunder.

     D. Performance by Seller. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer's obligation to purchase the Property. In addition, in the event that the "Seller Closing Certificate" (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Seller contained in paragraph 7A below which are not otherwise permitted or contemplated by this Agreement, then Buyer shall have the right to terminate this Agreement and the Escrow Deposit shall be returned to Buyer. Buyer shall have the option to waive the condition precedent set forth in this paragraph 4D by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

     E. Performance by Buyer. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller's obligation to sell the Property.

In addition, in the event that the "Buyer Closing Certificate" (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Buyer contained in paragraph 7B below which are not permitted or contemplated by this Agreement, then Seller shall have the right to terminate this Agreement. Seller shall have the option to waive the condition precedent set forth in this paragraph 4E by written notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied.

     5. Closing Procedure Transactions. The sale and purchase herein provided shall be consummated at a closing conference ("Closing Conference"), which shall be held on the Closing Date either at Buyer's
counsel's offices, or through mutually agreeable escrow arrangements.   As
used herein, "Closing Date" means the date that is thirty (30) days after the expiration of the Due Diligence Period, or such earlier date as may be agreed upon by Buyer and Seller in writing.

     A. Escrow. On or before the Closing Date, the parties shall deliver to Title Company, at its office located at 700 South Flower Street, Los Angeles, California, the following: (1) by Seller, a duly executed and acknowledged original special warranty deed ("Deed") in favor of Buyer, in the form of Exhibit "D" attached hereto and made a part hereof, and (2) by Buyer, the Closing Payment in immediately available federal funds. Such deliveries shall be made pursuant to escrow instructions ("Escrow Instructions") to be executed among Buyer, Seller and Title Company in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions to the closing of such escrow shall include the Title Company's receipt of the Deed, the Closing Payment, the commitment of the Title Company to issue the Owner's Policy in the form specified in paragraph 4A(2) hereof, and an authorization notice from each of Buyer and Seller (and each of Buyer and Seller shall be obligated to deliver such authorization notice at the Closing Conference as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under subparagraph B below).

     B. Delivery to Parties. Upon full satisfaction of the conditions set forth in the Escrow Instructions, then on the Closing Date (1) the Deed shall be delivered to Buyer by Title Company's depositing the same for recordation, (2) the Closing Payment (and the Escrow Deposit) shall be delivered to Seller and (3) at the Closing Conference, the following items shall be delivered:

     (1) Seller Deliveries. Seller shall deliver to Buyer the following:

     (a) A duly executed and acknowledged bill of sale, assignment and assumption agreement ("Assignment and Assumption Agreement") in the form of Exhibit "E" attached hereto and made a part hereof;

     (b) A certificate of Seller ("Seller Closing Certificate") updating the representations and warranties contained in paragraph 7A hereof to the Closing Date and noting any changes thereto;

     (c) Duly executed and acknowledged certificates regarding the "non-foreign" status of Seller satisfying both federal and state law requirements;

     (d) Evidence reasonably satisfactory to Buyer and Escrow Holder respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

     (e) Such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

     (2)   Buyer Deliveries.  Buyer shall deliver to Seller the following:

     (a)   A duly executed and acknowledged Assignment and Assumption
Agreement;

     (b) A certificate of Buyer ("Buyer Closing Certificate") updating the representations and warranties contained in paragraph 7B hereof to the Closing Date and noting any changes thereto;

     (c) Evidence reasonably satisfactory to Seller and Escrow Holder respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

     (d) Such additional documents as may be reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

     C. Closing Costs. Seller shall pay the documentary or transfer taxes attributable to the Deed, and the title insurance premiums (at a rate not in excess of standard issue rates) attributable to standard coverage respecting the Owner's Policy, for any endorsements to the Owner's Policy necessary to eliminate a lien or liens which Seller is obligated to pursuant to paragraph 4A(1) above, and the cost of the Survey. Buyer shall pay all title insurance premiums attributable to the Owner's Policy in excess of standard coverage, as well as any costs attributable to ALTA coverage in connection therewith or for other so-called "extended coverage" or for any endorsements to the Owner's Policy (other than those endorsements to the Owner's Policy necessary to eliminate a lien or liens which Seller is obligated to eliminate pursuant to paragraph 4A(1) above), to the extent any of the foregoing is requested by Buyer, all costs and expenses related to Buyer's due diligence examinations, reviews and inspections, all costs and expenses of any financing which Buyer may obtain in connection with its acquisition, all recording fees for the Deed, and all intangible, sales or use taxes attributable to the transactions hereunder. Seller and Buyer shall each pay one-half of any closing escrow charges. Seller and Buyer shall each pay its own attorney's fees and expenses and its own respective shares of prorations as hereinafter provided.

     D.    Prorations.

     (1) Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date:

     (a) Taxes. All real estate taxes and assessments on the Property for the current year shall be prorated on the Closing Date based on the most recent assessment and mill levy information available. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. In the event that any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing
Date).

     (b) Rents. All fixed and additional rentals under the Leases, and other tenant charges. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date (to the extent not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall use commercially reasonable efforts to collect the same for a period of ninety (90) days after the Closing Date (but Buyer shall not be required to litigate or declare a default in any lease). To the extent Buyer receives rents (other than "Additional Amounts", as hereinafter defined) on or after the Closing Date, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable lease for which such payments are received, and finally toward any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Until the date that is ninety (90) days after the Closing Date, Buyer may not waive any delinquent rents nor modify a lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. Common area charges, taxes, operating expense and other similar expense reimbursement obligations of the tenants under the Leases, as well as any percentage payable thereunder (collectively, "Additional Amounts") shall be prorated effective as of the Closing Date. The parties will finalize such Additional Amounts prorations on the Closing Date or as soon as practicable thereafter (but in any event not later than December 15, 1997). Proration of expense items contained in the calculation of the Additional Amounts shall be made on the basis that Seller shall be entitled to reimbursement of the applicable expenses paid by Seller (annualized or otherwise appropriately apportioned) prior to the Closing Date. To the extent that, based on such determinations, Seller has received amounts in excess of the amount due Seller, then Seller shall deliver such excess amount to Buyer on the Closing Date (or if determined thereafter, then within 15 days of such determination). To the extent that Seller has received an amount less than the amount so due, Buyer shall deliver such shortfall amount to Seller on the Closing Date (or if determined thereafter, then within 15 days of such determination). The amount of percentage rent to be allocated to Seller with respect to each Tenant Lease for the lease year (the "Current Lease Year") in which the Closing Date occurs shall be that amount equal to (i) the amount by which (A) the tenant's gross receipts (to the extent taken into account in determining percentage rent under such Tenant Lease) for that portion of such Current Lease Year occurring prior to the Closing Date exceed (B) the "Allocable Base Amount", multiplied by (ii) the percentage specified in such Tenant Lease to be used in determining such tenant's percentage rent for such Current Lease Year. The "Allocable Base Amount" means that portion of the "Base Amount" for such Current Lease Year determined by multiplying such Base Amount for the entire Current Lease Year by a fraction, the numerator of which is the number of days in such Current Lease Year occurring prior to the Closing Date and the denominator of which is the number of days of such Current Lease Year. "Base Amount" is the amount specified in each Tenant Lease for such Current Lease Year that must be exceeded by the sales of the tenant during such Current Lease Year before such tenant shall be obligated thereunder to pay percentage rent for such Current Lease Year. Buyer shall not be obligated to pay or credit Seller any sum on account of the proration of percentage rent as aforesaid unless and until the percentage rent to be prorated as aforesaid shall be received by Buyer. With respect to delinquent rents, Additional Amounts and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

     (c)   Security Deposits.     Seller shall deliver or provide a
credit in an amount equal to all refundable security deposits (to the extent the foregoing are held by Seller and are not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date.

     (d) Utility and Operating Expenses. All utility costs and other normal and customary operating expenses in connection with the Property.

     (2) Calculation. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Close of Escrow and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. The obligations of Seller and Buyer under this paragraph 5D(2) shall survive the closing until December 15, 1997 (and all reprorations hereunder shall be finalized prior to such date).

     6. Condemnation or Destruction of Property. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), as applicable. In connection with any assignment of insurance proceeds hereunder, Seller shall credit Buyer with an amount equal to the applicable deductible amount under Seller's insurance. In the event the condemnation award or the cost of repair of damage to the Property on account of a casualty, as applicable, shall exceed $50,000 (or if a casualty is uninsured, and Seller does not elect to credit Buyer with an amount equal to the cost to repair such uninsured casualty, Seller having the right, but not the obligation, to do so), or if a tenant occupying more than 2,500 square feet is permitted to terminate its lease as a result of such condemnation or casualty, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date and receive a refund of the Escrow Deposit.

     7.    Representations and Warranties.

     A.    Representations and Warranties of Seller.

     (1) General Disclaimer. Except as specifically set forth in paragraph 7A(2) below or in the documents delivered by Seller at closing pursuant to paragraph 5B(1) hereof, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that, during the Due Diligence Period, Buyer will examine, review and inspect all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in paragraph 7A(2) below or in the documents delivered by Seller at closing pursuant to paragraph 5B(1) hereof, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy. Without limitation thereon, Buyer hereby waives any and all rights of contribution or other rights or remedies against Seller under the Comprehensive Environmental Response, Compensation and Liability Act or any other applicable environmental laws, rules or regulations.

     (2) Limited Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that, except as set forth in Exhibit "F" attached hereto and made a part hereof, Seller has no knowledge that any of the following statements is untrue (and, for this purpose, Seller's knowledge shall mean only the present actual knowledge of Brian Ellison (after having made inquiry of Seller's third party property manager with respect to the representations and warranties contained in this Agreement, but otherwise without any duty to investigate and with any imputed or constructive notice being excluded)):

     (a) List of Leases. Attached as Exhibit "G" and made a part hereof is a true, complete and accurate list, as of the date thereof, of all tenant leases respecting the Property ("List of Leases"), and Seller is not in monetary default or material non-monetary default under any of such tenant leases that remains uncured. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation or liability to Buyer with respect to any of the foregoing matters which shall be confirmed as correct in any tenant estoppel certificate which may be delivered hereunder.

     (b) Litigation. There is no pending action, litigation, condemnation or other proceeding against the Property or against Seller (or any of its partners or principals) with respect to the Property.

     (c) Compliance. The Property is in compliance with applicable laws and ordinances and Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances.

     (d) Service Agreements. Other than those which are cancelable on 30 days' notice without payment of any fees, there are no service agreements or contracts ("Service Agreements") or other agreements (other than as expressly set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "H" attached hereto and made a part hereof, and Seller is not in monetary default or material non-monetary default thereunder that remains uncured.

     (e) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a limited partnership, duly organized and validly existing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the legal capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise set forth in this Agreement).

     (f) Environmental Matters. Except as set forth in the reports described in Exhibit "I" attached hereto and made a part hereof (the "Environmental Reports"), Seller has received no written notice of the existence, deposit, storage, removal, burial or discharge of any material known to Seller to be a "Hazardous Material" at, upon, under or within the Property, in an amount which, in Seller's reasonable judgment, would, as of the date hereof, give rise to an "Environmental Compliance Cost". The term "Hazardous Material" shall mean (i) asbestos and any chemicals, flammable substances or explosives, any radioactive materials (including radon), any hazardous wastes or substances which have, as of the date hereof, been determined by any applicable Federal, State or local government law to be hazardous or toxic by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, and/or any instrumentality now or hereafter authorized to regulate materials and substances in the environment which has jurisdiction over the Property ("Environmental Agency"), and (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, which materials listed under items
(i) and (ii) above cause the Property (or any part thereof) to be in material violation of any applicable environmental laws or the regulations of any Environmental Agency; provided, however, that the term "Hazardous Material" shall not include motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline. The term "Environmental Compliance Cost" means any reasonable out-of-pocket cost, fee or expense incurred directly to satisfy any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Federal, State and local laws and regulations directly relating to the existence on the Property of any Hazardous Material. Buyer hereby acknowledges that it is acquiring the Property subject to the matters disclosed in the Environmental Reports, and Buyer shall at Closing, assume the obligations for, and release Seller from any liability relating to (whether under local, State or Federal law), any matters disclosed in the Environmental Reports.

     B. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows: This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a corporation, duly organized and validly existing and in good standing under the laws of the State of Colorado, and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the legal capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise set forth in this Agreement).

     C. Survival. Any cause of action of a party for a breach of the foregoing representations and warranties shall survive until June 15, 1997, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder).

     8. Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement:

     A. Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

     B. Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller which are cancelable on 30 days' notice (and Seller shall promptly provide Buyer with copies of all such additional service contracts).

     C. Seller shall continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date. After the expiration of the date hereof, Seller shall not enter into any new leases or modifications or terminations of existing leases thereafter without the consent of Buyer (which consent will not be unreasonably withheld or materially delayed). Notwithstanding anything herein to the contrary, Seller shall have no obligation to enter into any new leases or modifications of existing leases unless Buyer shall agree to pay all tenant improvement costs, leasing commissions and other similar costs or expenses in connection therewith (Buyer agreeing not to unreasonably withhold or unduly delay any such approval if requested by Seller).

     9. DISPOSITION OF DEPOSITS. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF A MATERIAL DEFAULT BY SELLER, BUYER SHALL HAVE PERFORMED ITS MATERIAL OBLIGATIONS HEREUNDER SUCH THAT BUYER IS NOT IN DEFAULT HEREUNDER, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED; PROVIDED, HOWEVER, THAT BUYER SHALL BE ENTITLED TO RECOVER ITS REASONABLE ATTORNEYS' FEES EXPENDED IN CONNECTION WITH THE SPECIFIC PERFORMANCE ACTION PERMITTED AS AFORESAID). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 10I HEREOF.

     --------------------         --------------------
     Seller's Initials            Buyer's Initials

     10.   Miscellaneous.

     A.    Brokers.

     (1) Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and, except for any claims by Broker which are Seller's responsibility hereunder, Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this paragraph 10 A shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

     (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Richard Ellis, LLC, which shall, in turn, be obligated to share a portion of such commission with CB Commercial Real Estate Group (the foregoing brokers being herein collectively called the "Brokers") pursuant to separate written agreements among the Brokers and Seller. The foregoing payments shall be the sole commissions, fees or payments payable to the Brokers in connection with the transactions hereunder.

     B.    Limitation of Liability.

     (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with or related in any manner to the Property (including, without limitation, the representations, warranties, indemnifications, covenants or other obligations, whether express or implied, of Seller under this Agreement or any document executed or delivered in connection herewith) shall not exceed $500,000.

     (2) No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, JMB Realty Corporation and the individual(s) specified in paragraph 7A(2) above) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

           (3) Notwithstanding the foregoing, (i) if Seller or its successor-in-interest shall fail to retain reserves of at least $600,000 at the time of closing hereunder or (ii) if during the period commencing on the Closing Date and ending on June 15, 1998 (the "Survival Period"), Seller or its successor-in-interest shall utilize such reserves for any purpose other than the payment of claims, expenses, liabilities or attorneys' fees of Seller or such successor-in-interest (including any amounts incurred in connection with resolving or defending any claim of liability hereunder) with respect to a breach or alleged breach of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith), or is otherwise related to, connected with or concerns the Property in any manner (collectively, the "Specified Liabilities"), then subject to the terms and conditions of this Agreement, Buyer may, during the Survival Period, look to the assets of JMB Realty Corporation, as the general partner of Seller, for the payment of any Specified Liabilities; provided, however, the aggregate liability of JMB Realty Corporation in connection therewith shall not exceed $500,000 in the aggregate and shall be further limited as follows:

           (i) with respect to the initial reserve amount, such liability shall be limited to the lesser of the amount by which $600,000 exceeds the amount actually reserved by Seller or its successor-in-interest in closing hereunder, and $500,000; or

           (ii) during the Survival Period, such liability shall be limited to the lesser of the amount of such reserves which, during the Survival Period, are utilized for purposes other than the payment of the Specified Liabilities, and $500,000.

     C. Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

     D.    Time of the Essence.  Time is of the essence of this Agreement.

     E. Interpretation. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

     F. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

     G. Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement to a limited partnership or limited liability company in which Buyer is the managing general partner or managing member, as appropriate, and has not less than a 51% interest in capital and profits in such limited partnership or limited liability company. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     H. Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery, by telecopier transmission (followed by delivery by mail as follows) or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

     To Buyer:

     GDA Real Estate Services, Inc.
     8301 East Prentice Avenue, Suite 210
     Englewood, Colorado  80111
     Attention:  Mr. Gary J. Dragel
     Facsimile No. (303) 221-5501
     Telephone No. (303) 221-5500

     With Copy To:

     Brownstein Hyatt Farber & Strickland, P.C.
     410 Seventeenth Street, 22nd Floor
     Denver, Colorado  80202
     Attention:  Robert Kaufmann, Esq.
     Facsimile No. (303) 623-1956
     Telephone No. (303) 534-6335

     To Seller:

     Carlyle Real Estate Limited Partnership-XIII
     c/o JMB Realty Corporation
     900 North Michigan Avenue
     Chicago, Illinois 60611
     Attention:  Mr. Brian Ellison
     Facsimile No. (312) 915-2399
     Telephone No. (312) 915-2343

     With Copies To:

     Pircher, Nichols & Meeks
     1999 Avenue of the Stars
     Suite 2600
     Los Angeles, California 90067
     Attention:  Real Estate Notices (GML)
     Facsimile No. (310) 201-8922
     Telephone No. (310) 201-8900

     And To:

     Richard Ellis, LLC
     Three First National Plaza
     Chicago, Illinois 60602
     Attention:  Mr. James G. Abbey
     Facsimile No. (312) 899-0923
     Telephone No. (312) 899-1900

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

     I. Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

     J. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO TO ESCROW HOLDER. ESCROW HOLDER SHALL DATE THIS AGREEMENT WITH THE DATE ON WHICH ESCROW HOLDER SHALL HAVE RECEIVED THIS AGREEMENT EXECUTED BY BOTH OPTIONEE AND OPTIONOR (AND SUCH DATE SHALL BE THE "EFFECTIVE DATE" FOR PURPOSES HEREOF).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                 CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIII an Illinois limited partnership

                 By:  JMB REALTY CORPORATION,
                      a Delaware corporation
                      Corporate General Partner

                      By:
                            ------------------------------------
                            Name:
                                  ------------------------------
                            Title:
                                  ------------------------------
                                       "Seller"


                      GDA REAL ESTATE SERVICES, INC.,
                      a Colorado corporation

                      By:
                            ------------------------------------
                            Name:
                                  ------------------------------
                            Title:
                                  ------------------------------
                                       "Buyer"

ESCROW HOLDER'S ACKNOWLEDGEMENT


     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


Date: ________________      CHICAGO TITLE INSURANCE COMPANY,
                            a Missouri corporation

                            By:   ___________________________________

                                  Name: _____________________________

                                  Title: ____________________________
                                             "Escrow Holder"

                                  EXHIBIT LIST



           "A"        -     Property Description

           "B"        -     Personal Property List

           "C-1"      -     List of Required Tenants

           "C-2"      -     Form of Tenant Estoppel Certificate

           "D"        -     Deed

           "E"        -     Assignment and Assumption Agreement

           "F"        -     Exceptions to Seller's Representations and
Warranties

           "G"        -     List of Leases

           "H"        -     Service Agreements

           "I"        -     Environmental Reports